UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2015

Cameron International Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 513-3300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 17, 2015, Cameron International Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). The Company filed its Definitive Proxy Statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission (the “SEC”) on November 17, 2015.

As of the close of business on November 16, 2015, the record date for the Special Meeting, there were approximately 191,115,313 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of 145,559,721 shares of the Company’s common stock was represented in person or by proxy at the Special Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1.  Proposal to adopt the Agreement and Plan of Merger, dated as of August 25, 2015, among Schlumberger Holdings Corporation, an indirect wholly-owned subsidiary of Schlumberger Limited (“Schlumberger”), Rain Merger Sub LLC, a direct wholly-owned subsidiary of Schlumberger Holdings Corporation, Schlumberger and the Company (the “Merger Agreement”).

For	Against	Abstain	Broker Non-Votes
144,235,219	171,753	1,192,749	0

The proposal to adopt the Merger Agreement received the affirmative vote of approximately 75.47% of the shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting.

2.  Proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
78,269,676	63,155,369	4,174,676	0

The proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement received the affirmative vote of approximately 53.75% of the shares of the Company’s common stock represented at the Special Meeting and entitled to vote on such proposal.

Item 8.01	Other Events.

On December 17, 2015, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Schlumberger’s and Cameron’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements. Neither Schlumberger nor Cameron can give any assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, the timing to consummate the proposed transaction and other risk factors that are discussed in Schlumberger’s and Cameron’s most recent Annual Reports on Form 10-K and the Definitive Proxy Statement referred to above, as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and neither Schlumberger nor Cameron undertakes any obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release of Cameron International Corporation dated December 17, 2015

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

Date: December 17, 2015	By:	/s/ Grace B. Holmes
Name: Grace B. Holmes
Title: Vice President, Corporate Secretary &
Chief Governance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cameron International Corporation dated December 17, 2015